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                                                                   EXHIBIT 17(a)


                                     PROXY

                VAN KAMPEN FLORIDA INSURED TAX FREE INCOME FUND

                        SPECIAL MEETING OF SHAREHOLDERS

               PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


    The undersigned holder of shares of beneficial interest, par value $0.01 per share (the "Shares"), of VAN KAMPEN FLORIDA INSURED TAX FREE INCOME FUND, hereby appoints John L. Sullivan, Scott P. Pedersen and Elizabeth A. Nelson, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders to be held at the offices of Van Kampen Investments, Inc., 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181, on August 28, 2002 at 3:00 p.m., and any and all adjournments thereof (the "Special Meeting"), and thereat to vote all Shares which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the following instructions.

    If more than one of the proxies, or their substitutes, are present at the Special Meeting or any adjournment thereof, they jointly (or, if only one is present and voting then that one) shall have authority and may exercise all powers granted hereby. This proxy, when properly executed, will be voted in accordance with the instructions marked hereon by the undersigned. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL DESCRIBED HEREIN AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


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Account No.         No. of Shares            Class of Shares          Proxy No.

FOR       AGAINST     ABSTAIN    The proposal to approve the Agreement and Plan of Reorganization pursuant to
----      -------     -------    which Van Kampen Florida Insured Tax Free Income Fund would (i) transfer all of
----      -------     -------    its assets to Van Kampen Insured Tax Free Income Fund in exchange solely for shares of the Van Kampen Insured Tax Free Income Fund and Van Kampen Insured Tax
                                 Free Income Fund's assumption of the liabilities of Van Kampen Florida Insured Tax Free
                                 Income Fund, (ii) distribute such shares of Van Kampen Insured Tax Free Income Fund to the holders of shares of Van Kampen Florida Insured Tax Free Income Fund and (iii)
                                 be dissolved, all as more fully described in the Proxy/Prospectus statement.


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    The undersigned hereby acknowledges receipt of the accompanying Notice of
Special Meeting and Proxy Statement for the Special Meeting to be held on August 28, 2002, 3:00 p.m. Please sign this Proxy exactly as your name or names appear on the books of Van Kampen Florida Insured Tax Free Income Fund. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. If shares are held jointly, each holder should sign.



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Shareholder signature                        2002
                                             Date



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Co-owner signature (if applicable)           2002
                                             Date